Exhibit 3.60

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

TARGETED MOLECULAR DIAGNOSTICS, LLC

THIS AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) of Targeted Molecular Diagnostics, LLC (the “Company”), a limited liability company organized pursuant to the Illinois Limited Liability Company Act (the “Act”), is executed effective as of November 25, 2008 by and between the Company and its sole member, Quintiles Laboratories Limited, a North Carolina corporation (the “Member”).

ARTICLE I

FORMATION OF THE COMPANY

1.1. Formation. The Company was formed on January 22, 2004, upon the filing of the Company’s articles of organization with the Illinois Secretary of State. The Company’s original operating agreement was effective January 26, 2004. The Company’s operating agreement is hereby amended and restated in its entirety in connection with the acquisition by the Member of all the membership interests in the Company as of the date hereof.

1.2. Name. The name of the Company is set forth above. The Member may change the name of the Company from time to time as it deems advisable, provided appropriate amendments to this Agreement and the Company’s articles of organization (as amended from time to time, the “Articles of Organization”) and necessary filings under the Act are first obtained.

1.3. Registered Office and Registered Agent. The mailing and street address of the Company’s registered office within the State of Illinois is:

Mailing and Street Address

CT Corporation System

208 South LaSalle Street

Suite 814

Chicago, IL 60604

The Company’s registered agent at such addresses is CT Corporation System. The Member may change the Company’s registered agent and registered office from time to time as it deems necessary or advisable.

1.4. Principal Place of Business. The Company’s principal place of business shall be at such place or places as the Member may determine from time to time.

1.5. Purposes and Powers. The Company may engage in any lawful business for which limited liability companies may be organized under the Act. The Company shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be legally exercised by limited liability companies under the Act.

1.6. Title to Assets. Legal title to all Company assets shall be held in the name of the Company.

1.7. Tax Classification. Solely for federal and state tax purposes and pursuant to Treasury Regulations Section 301.7701-3, the Member and the Company intend the Company to be disregarded as an entity that is separate from the Member. For all other purposes (including, without limitation, the Member’s protection from liability for the Company’s obligations) the Member and the Company intend the Company to be respected as a separate legal entity that is separate and apart from the Member. At any time that two or more persons or entities hold equity interests in the Company for federal income tax purposes, the Company and the Member intend that the Company shall be treated as a partnership for federal and all relevant state tax purposes, and the Company shall take whatever actions are required to ensure such treatment (including the amendment of this Agreement).

ARTICLE II

MANAGEMENT OF THE COMPANY

2.1. The Manager. Except as otherwise may be expressly provided in this Agreement, the Company’s Articles of Organization, or the Act, all decisions with respect to the management of the business and affairs of the Company shall be made by the Manager. The Manager shall have full and complete authority, power, and discretion to manage and control the business of the Company, and to perform any and all other acts customary or incident to the management of the Company’s business, except those acts as to which approval by the Member is expressly required by the Articles of Organization, this Agreement, the Act, or other applicable law. The Manager may delegate responsibility for the day-to-day management of the Company to officers appointed by the Manager, who shall have and exercise on behalf of the Company all powers and rights necessary or convenient to carry out such management responsibilities. By executing this Agreement, the Member hereby designates, appoints and elects itself as the Manager of the Company, effective as of the date hereof. The Member may remove and replace the Manager at any time and for any reason.

2.2. Limitations on Power and Authority of the Manager. Without the consent of the Member, the Manager shall have no authority to do any of the following:

(a) Any act in contravention of this Agreement; and

(b) Any act which would make it impossible to carry on the ordinary business of the Company.

2.3. Indemnification of Manager. The Company shall indemnify the Manager to the fullest extent permitted or required by the Act, as amended from time to time, and the Company may advance expenses incurred by the Manager upon the approval of the Member and the receipt by the Company of the signed statement of the Manager agreeing to reimburse the Company for such advance in the event it is ultimately determined that the Manager is not entitled to be indemnified by the Company against such expenses. The provisions of this Section 2.3 shall apply also to any person to whom the Manager has delegated management authority as provided in Section 2.1.

2.4. Limitation on Liability. No Manager of the Company shall be liable to the Company for monetary damages for an act or omission in such Person’s capacity as a Manager, except as provided in the Act. If the Act is amended to authorize further elimination of or limitations on the liability of managers, then the liability of the Manager shall be eliminated or limited to the fullest extent permitted by the Act as so amended. Any repeal or modification of this Section shall not adversely affect the right or protection of the Manager existing at the time of such repeal or modification. The provisions of this Section 2.4 shall apply also to any person to whom the Manager has delegated management authority as provided in Section 2.4.

ARTICLE III

LIMITED LIABILITY

The Member, in its capacity as the sole member and manager of the Company, shall not be bound by, or personally liable for, any expense, liability, or obligation of the Company except to the extent of its membership interest in the Company and the obligation to return distributions under certain circumstances as required by the Act.

ARTICLE IV

CAPITAL CONTRIBUTIONS

The Member shall not be required to make capital contributions to the Company but may do so at any time and from time to time.

ARTICLE V

DISTRIBUTIONS

The Company shall distribute cash and other property to the Member on such basis and at such time as the Member may determine.

ARTICLE VI

TRANSFER OF INTERESTS AND ADMISSION OF MEMBERS

Membership interests in the Company shall be certificated. The Member may at any time transfer all or any part of its membership interest in the Company. The transferee of the Member’s entire membership interest shall become a member of the Company and the transferring Member shall cease to be a member of the Company upon consummation of the transfer, provided that the transferring Member shall have the right to such information as may be necessary for the computation of the transferring Member’s federal and state income tax liability for the year of the transfer. If the Member transfers less than all of its membership interest and the Company or the Company admits any person as an additional member, appropriate amendments shall be made to this Agreement to reflect the change in the Company’s tax classification that would result from such transfer or admission.

ARTICLE VII

DISSOLUTION AND LIQUIDATION OF THE COMPANY

The Company shall be dissolved and its affairs wound up by written action of the Member, or as otherwise provided under the Act. Upon the winding up of the Company, the Company’s assets shall be distributed to creditors, including, to the extent permitted by law, the Member if it is a creditor, in satisfaction of the Company’s liabilities, and then to the Member. Such distributions shall be in cash, property other than cash, or partly in both, as determined by the Member. Upon the completion of the winding up of the Company, the Member shall cause articles of dissolution to be executed on behalf of the Company and filed with the Illinois Secretary of State, and the Member shall execute, acknowledge, and file any and all other instruments necessary or appropriate to reflect the Company’s dissolution.

ARTICLE VIII

MISCELLANEOUS

8.1. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters covered hereby and supersedes any previous agreements, whether written or oral. The parties hereby stipulate and acknowledge that there are no other understandings, expectations or agreements, either written or oral, respecting their rights and entitlements.

8.2. Amendment. Neither this Agreement nor any of the terms and conditions herein set forth may be altered or amended verbally. Any alteration or amendment to this Agreement shall be effective only when reduced to writing and signed by the Member, or its successors and assigns.

8.3. Records. The records of the Company shall be maintained at the Company’s principal place of business or at any other place the Member selects, provided the Company keeps at its principal place of business the records required by the Act to be maintained there.

8.4. Survival of Rights. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

8.5. Interpretation and Governing Law. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice versa. The masculine gender shall include the feminine and neuter. The Article and Section headings or titles shall not define, limit, extend, or interpret the scope of this Agreement or any particular Article or Section. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois without giving effect to the conflicts of laws provisions thereof.

8.6. Severability. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall not be affected thereby.

8.7. Creditors Not Benefited. Nothing in this Agreement is intended to benefit any creditor of the Company. No creditor of the Company will be entitled to require the Member to solicit or accept any loan or additional capital contribution for the Company or to enforce any right which the Company may have against a Member, whether arising under this Agreement or otherwise.

[Signature Page follows]

[Signature Page to Amended and Restated Operating Agreement of Targeted Molecular Diagnostics, LLC]

IN WITNESS WHEREOF, the Company and the Member have caused this Agreement to be duly adopted as of the date set forth above.

THE MEMBER:		THE COMPANY:

QUINTILES LABORATORIES LIMITED		TARGETED MOLECULAR DIAGNOSTICS, LLC

By: Name:	/s/ Thomas Wollman Thomas Wollman	By:	Quintiles Laboratories Limited, its sole member and manager
Title:	Sr. Vice President		By:	/s/ Thomas Wollman
			Name:	Thomas Wollman
			Title:	Sr. Vice president

AMENDMENT TO

AMENDED AND RESTATED OPERATING AGREEMENT

OF

TARGETED MOLECULAR DIAGNOSTICS, LLC

This Amendment to the Amended and Restated Operating Agreement (this “Amendment”) is effective as of the 7th day of June, 2011, by Targeted Molecular Diagnostics, LLC, an Illinois limited liability company (the “Company”), and Quintiles Laboratories Limited, a North Carolina corporation (the “Member”), and amends the Amended and Restated Operating Agreement of the Company dated as of November 25, 2008 (the “Agreement”).

WHEREAS, the Member and the Company wish to amend the Agreement to clarify that interests in the Company may be represented by certificates, and to expressly opt-in to Article 8 of the Uniform Commercial Code; and

WHEREAS, Section 8.2 of the Agreement permits the Agreement to be amended in a writing signed by the Member.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Amendment, and intending to be legally bound, the parties agree as follows:

1. Article VI of the Agreement is hereby amended to add a new second sentence following the current first sentence and preceding the current second sentence of Article VI, as follows:

“Such interests are expressly deemed to be securities governed by Article 8 of the Uniform Commercial Code of the State of Illinois.”

2. All capitalized terms used in this Amendment but not defined herein shall have the meanings ascribed to them in the Agreement. Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

[Signature Page Follows]

[Signature Page to Amendment to Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the Company and the Member have duly executed this Amendment as of the date first above written.

TARGETED MOLECULAR DIAGNOSTICS, LLC

By:	Quintiles Laboratories Limited, as sole Member

	By:	/s/ Beverly Rubin
Name: Beverly Rubin
Title: Vice President and Secretary

QUINTILES LABORATORIES LIMITED

By:	/s/ Beverly Rubin
Name: Beverly Rubin
Title: Vice President and Secretary

SECOND AMENDMENT TO THE

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

TARGETED MOLECULAR DIAGNOSTICS, LLC

Effective as of 12:02 a.m. U.S. Eastern Time on June 30, 2015

This Second Amendment to the Amended and Restated Limited Liability Company Agreement of Targeted Molecular Diagnostics, LLC (this “Amendment”) is made effective as of 12:02 a.m. U.S. Eastern Time on June 30, 2015. Capitalized terms used but not defined herein shall have the meanings assigned to them in the LLC Agreement (as defined below).

WITNESSETH

WHEREAS, Targeted Molecular Diagnostics, LLC (the “Company”) is an Illinois limited liability company;

WHEREAS, Quintiles Laboratories, LLC (“QLAB”), as the sole member of the Company, entered into that certain Limited Liability Company Agreement, dated as of November 25, 2008 (as such agreement was subsequently amended, the “LLC Agreement”);

WHEREAS, effective as of 12:02 a.m. U.S. Eastern Time on June 30, 2015, QLAB, distributed and transferred all of the outstanding membership interest or other equity interests of the Company to the undersigned;

WHEREAS, Section 8.2 of the LLC Agreement provides the LLC Agreement may only be amended or modified by a writing signed by the Member;

WHEREAS, the undersigned is the sole member of the Company; and

WHEREAS, the undersigned desires for the LLC Agreement to be amended as set forth in this Amendment.

NOW THEREFORE, for and in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1. The LLC Agreement is hereby amended to replace the name of the member party thereto from “Quintiles Laboratories, LLC” to “Quintiles, Inc.” in all instances the name of the member appears in the LLC Agreement.

2. By signing this Amendment, the undersigned gives its written approval of the amendment to the LLC Agreement contemplated by Section 1 of this Amendment.

3. Except as herein modified, the terms of the LLC Agreement shall be and remain in full force and effect.

[signature page follows]

2

[Signature Page to Second Amendment to the Amended and Restated Limited Liability Company

Targeted Molecular Diagnostics, LLC]

IN WITNESS WHEREOF, the undersigned have executed this Amendment, effective as of the date first above written.

THE SOLE MEMBER:

QUINTILES, INC.

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	Vice President